Exhibit 99.1

BG Medicine, Inc. Enters into $12 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC

WALTHAM, Mass., January 24, 2013 (GLOBE NEWSWIRE) – BG Medicine, Inc. (NASDAQ: BGMD), a company focused on the development and commercialization of novel cardiovascular diagnostics, today announced that it has entered into a common stock purchase agreement with Aspire Capital Fund, LLC. Aspire has committed to purchase up to $12 million of BG Medicine’s common stock from time to time as directed by BG Medicine over the next two years at prices based on prevailing market prices over a period preceding each sale after the SEC declares a registration statement effective relating to the transaction.

Key aspects of the purchase agreement include:

•	BG Medicine will control the timing and amount of any sales of common stock to Aspire and will know the sales price before directing Aspire to purchase shares;

•	Aspire has no right to require any sales by BG Medicine, but is obligated to make purchases as BG Medicine directs, in accordance with the terms of the purchase agreement;

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There are no limitations on use of proceeds, financial covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement;

•	The purchase agreement may be terminated by BG Medicine at any time, at its discretion, without any additional cost or penalty; and

•	BG Medicine has issued to Aspire 132,743 common shares as consideration for entering into the purchase agreement.

BG Medicine will use the net proceeds from the sales of common stock for general corporate purposes and working capital requirements.

The Company also entered into a registration rights agreement with Aspire in connection with its entry into the purchase agreement that requires the Company to register the shares sold to Aspire for resale on a new registration statement on Form S-1. A more complete and detailed description of the transaction is set forth in the Company’s Current Report on Form 8-K, filed today with the U.S. Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About BG Medicine

BG Medicine, Inc. (Nasdaq:BGMD) is a diagnostics company focused on the development and commercialization of novel cardiovascular tests to address significant unmet medical needs, improve patient outcomes and reduce healthcare costs. The Company has two products: the BGM Galectin-3® test for use in patients with chronic heart failure is available in the United States and Europe; and the CardioSCORE™ test for the risk prediction of major cardiovascular events will be launched in Europe in the first half of 2013. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

The BG Medicine Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10352

Forward-Looking Statements

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this news release include, but are not limited to, those regarding statements about BG Medicine’s expectations regarding its fundraising efforts, including the sales of its common stock that are provided for in the purchase agreement and the anticipated use of proceeds from the offering. Forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed on January 24, 2013, our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Contact:

Chuck Abdalian

EVP & Chief Financial Officer

(781) 434-0210